Exhibit 7.3

AMERICAN CAPITAL STRATEGIES, LTD.

TU HOLDINGS, INC.

The business address for each of the directors and executive officers of American Capital Strategies, Ltd. and TU Holdings, Inc. is 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. All directors and executive officers of American Capital Strategies, Ltd. and TU Holdings, Inc. are United States citizens.

American Capital Strategies, Ltd. Directors	Principal Occupation

Malon Wilkus	President, Chief Executive Officer and Chairman of the Board of Directors American Capital Strategies, Ltd.

Mary C. Baskin	Managing Director Ansley Consulting Group

Neil M. Hahl	General Business Consultant

Philip R. Harper	Chairman US Investigations Services, Inc.

John A. Koskinen	President United States Soccer Foundation

Stan Lundine	Of Counsel, Sotir and Goldman and Executive Director, Chautauqua County Health Network

Kenneth D. Peterson, Jr.	Chief Executive Officer Columbia Ventures Corporation

Alvin N. Puryear	Management Consultant

Executive Officers	Principal Occupation

Malon Wilkus	President, Chief Executive Officer and Chairman of the Board of Directors American Capital Strategies, Ltd.

John R. Erickson	Executive Vice President and Chief Financial Officer American Capital Strategies, Ltd.

Ira J. Wagner	Executive Vice President and Chief Operating Officer American Capital Strategies, Ltd.

Samuel A. Flax	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary American Capital Strategies, Ltd.

Roland H. Cline	Senior Vice President and Managing Director American Capital Strategies, Ltd.

Brian S. Graff	Senior Vice President and Regional Managing Director American Capital Strategies, Ltd.

Gordon J. O’Brien	Senior Vice President and Managing Director American Capital Strategies, Ltd.

Darin R. Winn	Senior Vice President and Regional Managing Director American Capital Strategies, Ltd.

TU Holdings, Inc. Directors	Principal Occupation

Dean Anderson	Managing Director American Capital Strategies, Ltd.

Dennis Kirby	Vice President American Capital Strategies, Ltd.

Executive Officers

Dean Anderson	President TU Holdings, Inc.

Dennis Kirby	Chief Financial Officer and Secretary TU Holdings, Inc.